Exhibit 99.1

Contacts:
Media	Investors
Monica Teague, 269 (923-8037)	Larry Venturelli, (269) 923-4678
Monica.Teague@whirlpool.com	Larry.Venturelli@whirlpool.com

TODMAN NAMED PRESIDENT OF WHIRLPOOL NORTH AMERICA AND

PERIQUITO NAMED PRESIDENT OF WHIRLPOOL INTERNATIONAL

BENTON HARBOR, Mich., June 5, 2007 – Whirlpool Corporation (NYSE: WHR) today announced Michael A. Todman, currently president, Whirlpool International is being named president, Whirlpool North America. Todman replaces David L. Swift who has resigned as president, Whirlpool North America and as a member of the company’s board of directors. Whirlpool also announced that Paulo F.M.O. Periquito, currently executive vice president Whirlpool Corporation and president, Whirlpool Latin America is being promoted to the position of president, Whirlpool International, succeeding Todman.

“Mike Todman is an experienced global leader with a strong track record of performance in leading major parts of our global business,” said Jeff M. Fettig, Whirlpool chairman and CEO. “He has previous experience running our North American, European and International businesses and is an outstanding leader. I am confident that he will provide great leadership for our North American business as we capitalize on the benefits from the Maytag acquisition and continue our focus on growth by providing innovative products and services to our customers under our leading brand names.

Paulo Periquito’s experience and success in profitably growing our Latin American business make him an ideal fit to help fully leverage our global operations, and continue to accelerate the positive growth momentum we have in all of our international businesses. Paulo is an exceptional leader who will add great value to all of our international businesses.”

Fettig continued: “Dave Swift has contributed a great deal to our company during his five and a half years at Whirlpool Corporation. Dave played a critical leadership role in overseeing the successful integration of the Maytag business into our company. Given that this integration is now largely complete, I respect Dave’s decision to now pursue his long-term career aspirations outside of our company. I appreciate Dave’s contribution to the success of Whirlpool Corporation.”

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Todman was named president, Whirlpool International and a member of Whirlpool’s board of directors in December 2005. Prior to this assignment, he served as executive vice president and president, Whirlpool Europe since October 2001 and previously served as executive vice president, North America Region. Todman began his career with Whirlpool in 1993 as director, Finance, United Kingdom and has held a variety of leadership positions since that time. Prior to joining Whirlpool, Todman worked for 10 years at Wang Laboratories, Inc., a computer hardware and software company. A native of St. Thomas, U.S. Virgin Islands, Todman earned a bachelor’s degree in business administration from Georgetown University.

Periquito was named executive vice president and president of Whirlpool Latin America in 1997. He joined Whirlpool as president of the appliance business in Brazil in 1996. Prior to joining Whirlpool, he spent more than 20 years at Alcoa-Brazil and Latin America. In 1989, he was named Alcoa chief financial officer for Latin America and was also elected member of the Alcoa Board of Directors in Mexico. From 1991 to 1993, he served as chief executive officer of Grupo Aluminio (an Alcoa subsidiary in Mexico). In 1994, Paulo was named executive vice president (responsible for all operations) and member of the Board for Alcoa in Latin America. A native of Recife in Pernambuco, Brazil, Periquito holds a degree in mechanical engineering from the Federal University of Pernambuco.

Company Reaffirms 2007 Outlook

Whirlpool also reaffirmed its full-year 2007 earnings outlook, and announced that chairman and CEO Jeff Fettig will present at the JPMorgan Basics & Industrials Conference on June 11 at 3:15 p.m. ET at the Sheraton New York in New York City.

Whirlpool’s presentation will be broadcast live over the Internet and may be accessed at https://events.jpmorgan.com. Listeners are encouraged to log on to the Web site to register and download any required software approximately five minutes prior to the start of the conference. Interested parties may also listen to the Whirlpool presentation through Whirlpool’s Web site at http://www.whirlpoolcorp.com by clicking on the “Investors” tab and then clicking “Presentations.” The presentation will be archived through the end of June.

About Whirlpool Corporation

Whirlpool Corporation is the world’s leading manufacturer and marketer of major home appliances, with annual sales of approximately $18 billion, more than 73,000 employees, and more than 70 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Bauknecht and other major brand names to consumers in nearly every country around the world. Additional information about the company can be found at http://www.whirlpoolcorp.com.

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Whirlpool Additional Information:

This document contains forward-looking statements that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document include, but are not limited to, statements regarding expected earnings per share, cash flow, productivity and material and oil-related prices, as well as expectations as to the integration with Maytag Corporation. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool Corporation’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European, manufacturers and the strength of trade customers; (2) Whirlpool’s ability to continue its strong relationship with Sears Holding Corporation in North America (accounting for approximately 14% of Whirlpool’s 2006 consolidated net sales of $18.1 billion) and other significant trade customers, and the ability of these trade customers to maintain or increase market share; (3) Whirlpool’s ability to complete the integration of Maytag Corporation on a timely basis and fully realize the anticipated benefits of the merger while remaining within the current cost estimates; (4) demand for Whirlpool’s products, including the strength of the U.S. building industry and the level of interest rates; (5) the ability of Whirlpool to achieve its business plans, including productivity improvements, cost control, leveraging of its global operating platform, acceleration of the rate of innovation and realization of cost-based price increases; (6) fluctuations in the cost of key materials (including steel, oil, plastic, resins, copper and zinc) and components and the ability of Whirlpool to offset cost increases; (7) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (8) changes in market conditions, health care cost trends and regulatory changes that could increase future funding obligations for pension and post-retirement benefit plans; (9) the cost of compliance with environmental and health and safety regulations, including regulations in Europe regarding appliance disposal; (10) potential exposure to product liability claims, including claims that may arise through Whirlpool’s regular investigations of potential quality issues as part of its ongoing effort to provide quality products to consumers; (11) the impact of labor relations; (12) Whirlpool’s ability to obtain and protect intellectual property rights; (13) volatility in Whirlpool’s effective tax rate; (14) the ability of Whirlpool to manage foreign currency fluctuations; (15) global, political and/or economic uncertainty and disruptions, especially in Whirlpool’s significant geographic markets, including uncertainty and disruptions arising from natural disasters, or terrorist attacks; and (16) risks associated with operations outside the United States. Additional information concerning these and other factors can be found in Whirlpool Corporation’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

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